                                                                    EXHIBIT 10.6

                              CONSULTING AGREEMENT
                              --------------------

          THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 15th day of March, 1999, by and between William McBride III (the "Executive") and Assisted Living Concepts, Inc., a Nevada corporation (the "Company").

                                    RECITALS
                                    --------

          A. The Executive and the Company have previously entered into an Employment Agreement, dated as of October 3, 1997 (the "Employment Agreement"), pursuant to which the Executive is currently employed by the Company as its Chief Executive Officer.

          B. The Executive and the Company desire to specify the terms of the Executive's resignation from his office as Chief Executive Officer of the Company and as an employee of the Company, and to provide for the termination of the Employment Agreement and the Restricted Stock Agreement (as defined below).

          C. The Executive is a person whose skills, experience and training have proved of considerable use to the Company, and the Company wishes to secure the services of the Executive as a consultant to the Company as provided herein.

          D. The Executive is willing to act as a consultant for the benefit of the Company and to perform the services and to subject himself to the obligations provided herein, upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.  RESIGNATION; PRIOR AGREEMENTS
         -----------------------------

         1.1.   Resignation.  The Executive hereby tenders, and the Company
                -----------
hereby accepts, the Executive's resignations from (a) his positions as the Chief Executive Officer and an employee of the Company, and (b) his position as an officer and/or employee of any and all subsidiaries and affiliates of the Company, effective as of the close of business on March 15, 1999. Notwithstanding anything contained herein or in the Employment Agreement, the Executive's resignation hereunder shall not be deemed either a resignation for "Good Reason" or a termination for "Cause" for purposes of, and each as defined in, the Employment Agreement.

         1.2.   Termination of Employment and Restricted Stock Agreements.  Upon
                ---------------------------------------------------------
the effectiveness of the Executive's resignation pursuant to Section 1.1 above, the Employment Agreement shall automatically terminate and be of no further force and effect, and neither the Company nor the Executive shall have any further obligations thereunder. Upon the payment by the Company of the Forfeiture Payment (as defined below), the Restricted Stock Agreement (as defined below) shall automatically terminate and be of no further force and effect, and neither the Company nor the Executive shall have any further obligations thereunder. The Executive acknowledges and agrees that, notwithstanding anything contained in the Employment Agreement or the Restricted Stock Agreement, the termination of the Employment Agreement and the Restricted Stock Agreement pursuant to this Agreement does not give rise to any rights or entitlements (to payment or otherwise) of the Executive thereunder.

         1.3.   Restricted Stock;  Payment and Forfeiture.  The Company and the
                -----------------------------------------
Executive acknowledge that, pursuant to that certain Restricted Stock Agreement, dated as of October 3, 1997, between the Company and the Executive (the "Restricted Stock Agreement"), the Company has issued to the Executive 200,000 shares of restricted stock (the "Restricted Stock") under the Assisted Living Concepts, Inc. Amended and Restated 1994 Stock Option Plan (the "Plan"). In consideration of the Executive's agreement to forfeit his right and interest in the Restricted Stock as set forth in the following sentence, the Company shall pay the Executive a lump sum cash payment in the amount of $750,000 (less amounts required to be withheld under applicable law) (the "Forfeiture Payment"). Notwithstanding anything contained in the Restricted Stock Agreement or the Plan, immediately upon payment by the Company of the Forfeiture Payment,
(i) the Executive shall automatically forfeit all of his right and interest in the 200,000 shares of Restricted Stock issued pursuant to the Restricted Stock Agreement and (ii) the Restricted Stock Agreement shall automatically terminate and be of no further force and effect. The Forfeiture Payment shall be made upon the effectiveness of the Executive's resignation pursuant to Section 1.1 hereof.

     2.  CONSULTING ARRANGEMENT
         ----------------------

         2.1.   Consulting Services.  From and after the effectiveness of the
                -------------------
Executive's resignation pursuant to Section 1.1 hereof, the Company hereby engages the Executive to provide services as a consultant to the Company as contemplated by this Agreement, and the Executive hereby agrees to provide such consulting services and to comply with the other provisions of this Agreement, upon the terms and subject to the conditions hereinafter set forth.

         2.2.   Nature of Consulting and Other Services.  In his rendering of
                ---------------------------------------
consulting services for the benefit of the Company hereunder, the Executive shall from time to time provide the Company, its Board of Directors, and its Chief Executive Officer with such advice as any of them may reasonably request in connection with the business and operations of the Company and its subsidiaries and affiliates. The Executive shall provide such advice only at the request of the Company's Board of Directors or its Chief Executive Officer. The Executive shall hold himself available at reasonable times and on reasonable notice to render such consulting and advisory services as may be so assigned to him by the Company, its Board of Directors, or its Chief Executive Officer during the Consulting Term (as defined below); provided, however, that, unless the parties otherwise agree, the consulting and advisory services rendered by the Executive during the Consulting Term shall not exceed forty (40) hours each calendar month. Without limiting the foregoing, the Executive shall, upon the reasonable request of the persons specified above, (a) consult with the Company with respect to all matters concerning the Company in which the Executive had personal involvement during his period of employment and/or directorship with the Company, (b) assist the Company in the negotiation and consummation of business matters and prospects pending at the time of his resignation and thereafter, and (c) cooperate with and assist the Company in undertaking and preparing for legal and other proceedings relating to the affairs of the Company and its subsidiaries. In connection with the consulting services rendered by him hereunder, the Executive shall (i) undertake such travel on the Company's behalf (and at its expense) as the Company may reasonably request, and (ii) negotiate as the Company's representative when and as reasonably requested to do so by the Company's Board of Directors or its Chief Executive Officer. The Company agrees to use its best efforts during the Consulting Term to secure the benefit of the Executive's services hereunder so as to minimize the interference with his other activities.

         2.3.   Nature of Consulting and Other Services.  It is understood that
                ---------------------------------------
the Executive is to act as a consultant and advisor to the Company, and is not an employee or agent of, or co-venturer with, the Company in any respect. The Executive shall have no right, authority, or power to act for or on the Company's behalf. The relationship between the Company and the Executive hereunder shall be that of independent contractor.

     3.  TERM
         ----

         3.1.   Term.  The Executive hereby agrees to provide the consulting
                ----
services contemplated by this Agreement, and the Company hereby agrees to retain the Executive to provide such services, for a term of two (2) years, commencing as of the effectiveness of the Executive's resignation pursuant to Section 1.1 hereof and terminating on the second anniversary of such effectiveness, unless sooner terminated as herein provided (such term, ending on the earlier of (i) the expiration of such 2 year period, or (ii) the sooner termination of the consulting relationship hereunder, is referred to herein as the "Consulting Term.")

         3.2.   Termination for Cause.  The Company may terminate the consulting
                ---------------------
relationship hereunder at any time for Cause. If the Company terminates the consulting relationship hereunder for Cause, the Executive shall be entitled only to the cash compensation provided pursuant to Section 4.1 hereof earned through the date of termination. For the purposes of this Agreement, a termination of the Executive's consulting relationship shall be deemed for "Cause" if, and only if, seventy-five percent (75%) of the Company's Board of Directors entitled to vote, at a meeting in which a quorum is present at the time of the vote, vote for such termination and the termination is based upon one or more of the following: (i) conviction of a felony; (ii) material disloyalty to the Company such as embezzlement, misappropriation of corporate assets, or breach of the obligations undertaken by the Executive under Section 5.1, 6.1 or 6.2 hereof; (iii) the engaging in immoral, unethical or illegal behavior which is of public nature, brings the Company into disrepute, and results in material damage to the Company; or (iv) a Material Breach (as defined below) by the Executive of any of the terms of this Agreement (including, without limitation, Sections 2.1, 5.1, 6.1 and 6.2 hereof). For purposes of this Agreement, the Executive shall be deemed to have engaged in a "Material Breach" of a term hereof if (a) he materially breaches such provision after (b) he has received written notice from the Company specifying the breach and (c) he does not promptly (and, in any event, within five business days) remedy such breach following receipt of such notice; provided, however, that if such breach involves Section 5.1, 6.1, or 6.2 hereof, the Company shall not be required to provide such notice, and the Executive shall not be given the opportunity to remedy such breach, if such breach has resulted in irreparable harm to the Company, its shareholders or affiliates.

         3.3.   Termination Without Cause.  The Company may terminate the
                -------------------------
consulting relationship hereunder at any time without Cause upon no less than 30 days written notice to the Executive. In the event that the Company terminates the consulting relationship hereunder without Cause, then, in partial consideration of the Executive's covenant not to compete under Section 6.1 hereof, the Executive shall be entitled to the balance of the cash amounts which he would have received had the consulting relationship continued (on a basis of not more than 40 hours per month) for the remainder of the two (2) year Consulting Term. All such amounts shall be payable as set forth in Section 4.1 hereof.

         3.4.   Termination Upon Change in Control.  Notwithstanding anything
                ----------------------------------
contained herein, the consulting relationship hereunder shall automatically terminate upon the occurrence of a Change in Control (as defined below) of the Company. In the event that the consulting relationship hereunder is terminated pursuant to this Section 3.4 upon a Change in Control, the Executive shall be entitled to a lump-sum cash payment in an amount equal to the aggregate balance of the cash amounts which the Executive would have received had the consulting relationship continued for the remainder of the two (2) year Consulting Term. Such cash payment shall be made by the Company as soon as practicable (but in no event more than 15 days) following the date of the termination of the consulting relationship. In addition, in the event that the consulting relationship hereunder is terminated pursuant to this Section 3.4 upon a Change in Control, the Executive's covenant not to compete under Section 6.1 hereof shall automatically terminate and be of no further force and effect.

          For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if: (i) any Person (as defined below) (other than Executive) or that Person's Affiliate (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing 30% of more of the combined voting power of the Company's then outstanding securities; or (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 30% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control; or (iii) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or (iv) a majority of the members of the Board of Directors of the Company cease to be Continuing Directors (as defined below).

   For purposes of this Section 3.4, the following terms shall have the following meanings: (a) "Person" is given the meaning as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that unless this Agreement provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company;
(b) "Affiliate" means any corporation affiliated with any Person whose actions result in a Change in Control (or which, as a result of the completion of the transactions causing a Change in Control shall become affiliated) within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended; (c) "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under Exchange Act; and (d) "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Agreement or (ii) was nominated for election or elected to such Board of Directors by at least a majority of those persons who were Continuing Directors at the time of such nomination or election.

     4.  COMPENSATION
         ------------

         4.1.   Cash Compensation.  During the Consulting Term, the Company
                -----------------
shall pay to the Executive compensation in the amount of $15,000 per month (less amounts required to be withheld under applicable law). All such cash compensation shall be payable in accordance with the Company's normal payroll practices. The cash compensation payable for the consulting services to be provided by the Executive hereunder shall, subject to the other terms and provisions of this Agreement, continue for the full period of the Consulting Term even if the Executive obtains income from any other source, including other full-time employment, but shall terminate upon the Company's termination of the consulting relationship for Cause. Except as set forth herein, the Executive shall not be entitled to any other cash compensation from the Company following the date of his resignation pursuant to Section 1.1 hereof.

         4.2.   Business Expenses.  During the Consulting Term, the Executive
                -----------------
shall be entitled to receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the policies and practices of the Company as in effect from time to time with respect to employees of the Company.

         4.3.   Termination Payment.  Upon the effectiveness of the Executive's
                -------------------
resignation pursuant to Section 1.1 hereof, the Company shall pay the Executive a lump sum cash termination payment in the amount of $490,000 (less amounts required to be withheld under applicable law) (less $100,000 paid last year).

         4.4.   Medical Benefits.  During the Consulting Term, the Executive
                ----------------
shall be
entitled to participate in the Company's medical insurance plans and/or programs at a level, and on such terms and conditions, as are made available by the Company to its senior executives.

         4.5.   Director Compensation.  For so long as the Executive remains a
                ---------------------
member of the Company's Board of Directors, the Executive shall continue to be entitled to receive all compensation and fees as are payable by the Company to its directors from time to time. Notwithstanding anything contained herein, time spent by the Executive in the performance of his services as a member of the Company's Board of Directors shall not be deemed to be the performance of consulting services hereunder.

     5.  CONFIDENTIALITY
         ---------------

         5.1.   Confidentiality.  The Executive acknowledges that, during the
                ---------------
course of his employment with the Company, the Executive has had, and during the course of his engagement under this Agreement the Executive will have, access to Confidential Information (as defined below) owned by the Company or used or involved in or incidental to its operations, business and affairs. All such Confidential Information has been and will be disclosed to the Executive in confidence. The Executive covenants that from and after the date hereof, he will keep confidential all Confidential Information of the Company and its subsidiaries and affiliates which is known to him and, except with the specific prior written consent of the Company or as required to be disclosed by law or the order of any agency, court or other governmental authority, will not disclose any Confidential Information to any person other than the Company, its subsidiaries and affiliates, or their respective employees accountants, counsel and other designated representatives as is appropriate in the course of his consulting relationship. For purposes of this Agreement, "Confidential Information" shall mean all know-how, trade secrets and other confidential nonpublic information prepared for, by or on behalf of, or in the possession of, the Company or any of its subsidiaries or affiliates, including without limitation (i) nonpublic proprietary information; (ii) other information derived from reports, investigations, research, studies, work in progress, codes, marketing, sales or service programs, capital expenditure projects, cost summaries, equipment, product or system designs or drawings, pricing or other formulae, contract analyses, financial information, projections, agreements with vendors, joint venture agreements, confidential filings with any agency, court or other governmental authority; and (iii) all other concepts, methods, techniques and processes of doing business, developing, building or constructing facilities, ideas or information that can be used in the operation of a business or other enterprise and is sufficiently valuable, or potentially valuable, and secret to afford an actual or potential economic advantage over others; provided, however, that Confidential Information shall not include any information that is currently generally available to and generally known by the public or, through no fault of the Executive, hereafter becomes generally available to and generally known by the public.

         5.2.   Company Property.  All records, files, drawings, documents and
                ----------------
the like relating to the Company's business which the Executive shall prepare, use or come into contact with, shall be and remain the Company's sole property and shall not be removed from the Company's premises without its written consent except as required in the course of the

Executive's consulting engagement. Upon the termination of the Consulting Term, all such records, files, drawings, documents and the like that are in the Executive's custody or control shall immediately be delivered by the Executive to the Company or its designee. The Executive acknowledges that his obligations in this Section are of a unique character that gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, that a breach thereof will result in irreparable and continuing harm to the Company and that therefore, in addition to any other remedy that the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach thereof by the Executive.

     6.  NONCOMPETITION AND NONSOLICITATION
         ----------------------------------

         6.1.   Noncompetition.  Subject to Section 3.4 hereof, the Executive
                --------------
covenants that he will not, during the period commencing on the effectiveness of the Executive's resignation pursuant to Section 1.1 hereof and terminating on the second anniversary of such effectiveness (the "Restricted Period"), (a) accept employment with or render service to any person, firm or corporation that is engaged in the Assisted Living Business (as defined below) in any region in which the Company is then operating or has firm plans to operate; or (b) own, manage, operate, construct, develop, lease or control, or participate in the ownership, management, operation, construction, development, lease or control of, or be connected as a principal, agent, representative, consultant, advisor, investor, owner, partner, financier, developer, contractor, manager or joint venturer with, or permit his name to be used by or in connection or association with, any facility, business or enterprise that is engaged in the Assisted Living Business in any region in which the Company is then operating or has firm plans to operate; provided, however, that the Executive may invest as an investor in the voting securities of any person that is a reporting company under the Exchange Act, so long as (1) the aggregate amount of the securities the Executive owns directly or indirectly is less than five percent (5%) of the total outstanding voting securities of that person and (2) the Executive has no other affiliation with that person. For purposes of this Agreement, the term "Assisted Living Business" shall mean any business or activity that, directly or indirectly, provides (i) any of the following services, programs or facilities to frail, elderly residents (whether by itself or through a joint effort with another party or parties): long-term living, nursing home, retirement home, or assisted living, (ii) assisted living, supportive care living or personal care services, programs, or facilities, as described or defined by any state licensing authority, and (iii) businesses or activities substantially similar to any of those described in the foregoing items. Notwithstanding anything herein to the contrary, the Executive shall not be prohibited from owning or participating in the ownership or control of, or engaging in any capacity with, any of the following: (a) any business or enterprise that derives no more than, and is not anticipated to derive more than, forty-five (45%) of its gross revenues, directly or indirectly, from the Assisted Living Business, (b) age restricted apartment units where no services are provided to residents, (c) skilled nursing facilities, (d) dedicated Alzheimer units and facilities, or (e) any business or enterprise which owns the real estate of or provides financing for, but which is not involved in the operation of, an Assisted Living Business facility more than ten (10) miles from an Assisted Living Business facility which is then being operated, developed and/or constructed by the Company.

         6.2.   Nonsolicitation.  The Executive covenants that he will not,
                ---------------
during the Restricted Period, otherwise than on behalf of the Company or any subsidiary or affiliate of the Company, solicit the employment of any person, or induce or advise any person to leave the employ of the Company or any subsidiary or affiliate of the Company, if such person is, as of the date of such solicitation, inducement or advisement, employed on a full- or part-time basis by the Company or any subsidiary or affiliate of the Company.

         6.3.   Modification.  If the noncompetition and/or nonsolicitation
                ------------
covenants contained in the foregoing Sections 6.1 and 6.2 are, in the view of any court or arbitrator asked to rule upon the issue, deemed unenforceable by reason of covering too large an area, too long a period of time, too large a number of entities or too many business activities, then the same shall be deemed to cover only the largest area, the longest period, the largest number of entities or the most business activities, as the case may be, that will not render it unenforceable.

         6.4.   Specific Performance.  The Executive acknowledges and agrees
                --------------------
that the Company cannot be fully or adequately compensated in damages for a violation of Section 6.1 or 6.2 hereof, and that, in addition to any other relief to which the Company may be entitled, it shall be entitled to injunctive and equitable relief.

     7.  DISPUTE RESOLUTION
         ------------------

         7.1.   Mediation.  If a dispute arises out of or relates to this
                ---------
Agreement or the breach of it (the "Dispute"), and if the Dispute cannot be settled through negotiation, the parties agree first to attempt in good faith to settle the Dispute by nonbinding mediation under the then effective rules of the Arbitration Service of Portland, Inc. (the "Service") or, if the Service is no longer doing business, then under the Mediation Rules of the American Arbitration Association (the "AAA") before resorting to arbitration.

         7.2.   Arbitration.  In the event the parties fail to resolve the
                -----------
Dispute through mediation, then either party or both of them shall have the right to submit the Dispute to final and binding arbitration by the Service or, if the Service is no longer doing business, then by the AAA. The parties agree to arbitration as an alternative to court proceedings in order (i) to obtain a prompt evidentiary hearing and an arbitrator's final award resolving any dispute, (ii) to do so expeditiously, and (iii) to do so economically. During the arbitration proceeding, the arbitrator, in the arbitrator's sole discretion, shall have the right to grant requests for discovery of documents, the taking of depositions, and the issuance of subpoenas in accordance with rules of the Service or AAA, whichever is applicable. Each party hereby promises to cooperate in the arbitration process to effectuate these purposes. The arbitration shall be conducted in accordance with the rules of the Service or, if the Service is no longer doing business, then in accordance with the rules of the AAA which are in effect at the time of the arbitration. Judgment rendered by the arbitrator may be entered in any court having competent jurisdiction in accordance with Oregon law.

         7.3.   Waiver of Jury Trial.   By submitting a Dispute to mediation and
                --------------------
arbitration, the parties hereto understand that they will not enjoy the benefits of a jury trial. Accordingly, the parties hereto expressly waive the right to a jury trial.

         7.4.   Nonexclusive Remedy.  Notwithstanding the above provisions
                -------------------
regarding mediation and arbitration, the parties each retain their respective rights to seek injunctive relief or other provisional remedies provided under the law in any court having competent jurisdiction.

     8.  ATTORNEYS' FEES
         ---------------

         8.1.   Mediation Fees and Costs.  In the event of mediation, the
                ------------------------
parties shall bear their own attorneys fees and costs, except that the cost of mediation shall be shared equally.

         8.2.   Arbitration Fees and Costs.  In the event of arbitration, the
                --------------------------
arbitrator shall award reasonable attorneys fees and costs of the mediation and arbitration to the prevailing party, including the fees of the arbitrator, unless such award of fees and costs would be manifestly unjust for reasons set forth by the arbitrator in his written decision. In determining the amount of reasonable attorneys fees to a party, the arbitrator may take into account (i) each party's respective efforts to achieve an economical and expeditious resolution of the dispute in accordance with this Section; and (ii) the final settlement offers, if any, of the parties at least ten (10) calendar days prior to the commencement of the hearing. In accordance with the rules of evidence, however, settlement offers shall not be considered in relation to the merits of any Dispute that is subject to this Section other than the award of attorneys fees and costs.

         8.3.   Suits, Actions or Other Proceedings.  Notwithstanding Section
                -----------------------------------
8.2 above, if a suit, action or other proceeding of any nature whatsoever (including any contested matter or adversary proceeding under the U.S. Bankruptcy Code) is instituted in connection with any controversy arising out of this Agreement or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys, paralegals, accountants and other experts fees, and all other fees, costs and expenses actually incurred in connection therewith, as determined by the judge at trial or on appeal or review, in addition to all other amounts provided by law.

         8.4.   Certain Attorneys' Fees.  The Company agrees to reimburse
                -----------------------
Executive in an amount not to exceed $10,000 for Executive's attorneys fees incurred in the negotiations for, and preparation of, this Agreement.

     9.  MISCELLANEOUS
         -------------

         9.1.   Severability and Construction.  In construing this Agreement, if
                -----------------------------
any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision. In construing this Agreement, the singular shall include the plural, the masculine shall include the feminine and neuter genders as appropriate, and no meaning or effect shall be given to the captions of the sections in this Agreement, which are inserted for convenience of reference only.

         9.2.   Successors.  The Company shall require any successor (whether by
                ----------
purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (herein, a "Successor") expressly to assume and agree to perform all of the terms of this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had occurred; provided, however, that if the obligations of the Company hereunder are assumed by any Successor by operation of law, no such express assumption and agreement shall be required. Other than through the succession described in this paragraph, neither party may assign this Agreement to anyone without the express prior written consent of the other party hereto. This Agreement shall inure to the benefit of the Executive's heirs and to the benefit of any Successor.

         9.3.   Final and Entire Agreement.  This Agreement represents the final
                --------------------------
and entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements (including, without limitation, the Employment Agreement and the Restricted Stock Agreement), negotiations and discussions between the parties hereto and/or their respective counsel with respect to the subject matter hereof; provided, however, that notwithstanding the foregoing, this Agreement shall not supersede or otherwise affect (i) that certain Indemnification Agreement (the "Indemnification Agreement"), dated as of October 3, 1997, between the Company and the Executive, or (ii) any stock option agreement between the Company and the Executive (each, a "Stock Option Agreement"), and each of the Indemnification Agreement and the Stock Option Agreements shall remain in full force and effect. Any amendment to this Agreement must be in writing, signed by duly authorized representatives of the parties, and stating the intent of the parties to amend this Agreement.

         9.4.   Consultation With Counsel.  The Executive represents and
                -------------------------
acknowledges that he has discussed all aspects of this Agreement with his attorney and that he has carefully read and fully understands all of its provisions.

         9.5.   Expenses.  Except as set forth in Section 8.4 hereof, each of
                --------
the Company, on one hand, and the Executive, on the other, shall be liable for their own respective costs and expenses incident to the execution of this Agreement and the consummation of the transactions contemplated thereby.

         9.6.   Governing Law.  The provisions of this Agreement shall be
                -------------
construed and interpreted in accordance with the internal laws of the State of Oregon as at the time in effect.

         9.7.   Survival.  Subject to Section 3.4 hereof, the provisions of
                --------
Sections 5.1, 5.2, 6.1, 6.2, 6.3, 6.4, 7.1, 7.2, 7.3, 7.4, 8.1, 8.2, 8.3, 9.8
and of this 9.7 shall survive any termination of this Agreement in accordance with their respective terms.

         9.8.   Cooperation in Legal Proceedings.  Without limitation of Section
                --------------------------------
2.2(c)
hereof, the Executive agrees, after the expiration of the Consulting Term, upon the request of the Company, to cooperate with and assist the Company in undertaking and preparing for legal and other proceedings relating to the affairs of the Company and its subsidiaries. The Executive shall be reimbursed for the reasonable expenses he incurs in connection with any such cooperation and/or assistance, and shall receive from the Company reasonable per diem compensation in connection therewith.

         9.9.   Notices.  All notices and other communications provided to any
                -------
party under this Agreement shall be in writing and delivered by overnight courier or other personal delivery to such party at its address set forth below its signature hereto, or at such other address as may be designated by such party in a notice to the other party. Any notice, if so delivered and properly addressed with postage prepaid, shall be deemed given when received.

         9.10.   Counterparts.  This Agreement may be executed in one or more
                 ------------
counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.


                          [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have each executed this Agreement as of the date first above written.


                                    "EXECUTIVE"



                                    ___________________________________________
                                    William McBride III, as an individual

                                    Home Address:
                                    ------------
                                    1647 Logan Creek Drive
                                    P.O. Box 206
                                    Glenbrook, NV  89413


                                    "COMPANY"

                                    Assisted Living Concepts, Inc.



                                    By: _______________________________________
                                    Name:  Keren Brown Wilson
                                    Title: Chief Executive Officer

                                    Address:
                                    -------
                                    11835 NE Glenn Widing Drive, Building E
                                    Portland, OR  97220-9057


                                      S-1